UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2023

Conagra Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

222 W. Merchandise Mart Plaza,
Suite 1300
Chicago, Illinois		60654
(Address of principal executive offices)		(Zip Code)

(312) 549-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	CAG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2023, Conagra Brands, Inc. (the “Company”) has announced that Robert G. Wise, Senior Vice President Corporate Controller (principal accounting officer), has decided to retire from the Company no later than July 28, 2023. Mr. Wise joined the Company in 2003 and has been integral to the corporate controller’s group which he has led since 2012. He will continue to serve in his current role until his retirement. When announcing Mr. Wise’s retirement, the Company’s Executive Vice President and Chief Financial Officer, David Marberger, congratulated Mr. Wise and thanked him for more than 20 years of valuable service to the Company.

The Board expects to appoint William E. Johnson, the Company’s Assistant Controller, to serve as Senior Vice President Corporate Controller (principal accounting officer) to succeed Mr. Wise upon his retirement. Mr. Johnson joined the Company as Assistant Controller in September 2019. Prior to that, he was Director of Internal Audit at Kiewit Corporation, a North American construction and engineering organization, from June 2018 to August 2019. Mr. Johnson began his career at KPMG, spending more than 12 years in positions of increasing responsibility from 2005 to 2018. He received his Master’s in Accountancy from the University of Missouri-Columbia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA BRANDS, INC.

By:	/s/ Carey Bartell
Name:	Carey Bartell
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: June 22, 2023